UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-16203	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2025 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K of Par Petroleum Corporation, a Delaware corporation (the “Company”), amends Item 9.01 of the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on January 3, 2013 (the “Original Form 8-K”), to reflect the Company’s subsequent determination that (i) financial statements are not required to be included in or filed with the Original Form 8-K pursuant to Item 9.01(a) of Form 8-K and Rule 3.05(b) of Regulation S-X and (ii) pro forma financial information is not required to be included in or filed with the Original Form 8-K pursuant to Item 9.01(b) of Form 8-K and Article 11 of Regulation S-X.

This Amendment No. 1 does not otherwise amend or modify the disclosure contained in the Original Form 8-K, or update the disclosures contained in the Original Form 8-K to reflect any events that have occurred after the filing date of the Original Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not required.

(b)	Pro Forma Financial Information

Not required.

(c)	Shell Company Transactions

None.

(d)	Exhibits

2.1*     Purchase and Sale Agreement dated as of December 31, 2012, by and among Par Petroleum Corporation, SEACOR Energy Holdings Inc., SEACOR Holdings Inc., and Gateway Terminals LLC.

10.1     Third Amendment to Delayed Draw Term Loan Credit Agreement, Joinder, Waiver, Consent and Omnibus Amendment Agreement dated as of December 28, 2012, by and among the Company, the Guarantors party thereto, the Lenders party thereto and Jefferies Finance LLC, as administrative agent for the Lenders.

10.2     Letter of Credit Facility Agreement dated as of December 27, 2012, by and between Par Petroleum Corporation and Compass Bank.

99.1	Press Release dated January 2, 2013.

*Schedules and similar attachments to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: February 15, 2013	/s/ R. Seth Bullock
R. Seth Bullock
Chief Financial Officer

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